Exhibit 10(ww)

*****************************NOTICE OF GRANT AWARD*****************************
SMALL BUSINESS INNOVATION RESEARCH PROG                  Issue Date: 05/17/2002

Department of Health and Human Services
National Institutes Of Health
NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES
*******************************************************************************



Grant Number: 2 R44 A146828-02
Principal Investigator: HRUBY, DENNIS E MD
Project Title:      DegP Proteinase Inhibitors: Novel Anti-Infectives


KONATICH, THOMAS
CHIEF FINANCIAL OFFICER
SIGA TECHNOLOGIES, INC
420 LEXINGTON AVE, SUITE 620
NEW YORK, NY 10170
UNITED STATES




Budget Period:     06/01/2002 - 05/31/2003
Project Period:    08/01/2000 - 05/31/2004


Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $529,359 (see "Award Calculation" in Section I) to SIGA TECHNOLOGIES, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR PART 52 15 USC 638 and is subject to terms and conditions referenced below.

Acceptance of this award including the Terms and Conditions is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Award recipients are responsible for reporting inventions derived or reduced to practice in the performance of work under this grant. Rights to inventions vest with the grantee organization provided certain requirements are met and there is acknowledgement of NIH support. In addition, recipients must ensure that patent and license activities are consistent with their responsibility to make unique research resources developed under this award available to the scientific community, in accordance with NIH policy. For additional information, please visit http://www.iedison.gov.

If you have any questions about this award, please contact the individual(s) referenced in the information below.

Sincerely yours,



/s/ Theresa Mercogliano
-----------------------

Theresa Mercogliano
Grants Management Officer
NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES



See additional information below

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SECTION I - AWARD DATA - 2 R44 AI46828-02

AWARD CALCULATION (U.S. Dollars):

Salaries and Wages                                          $75,695
Personnel Costs                                             $75,695
Equipment                                                  $105,265
Supplies                                                    $23,128
Consortium/Contractual Cost                                $212,730
Federal Direct Costs                                       $416,818
Federal F&A Costs                                          $100,036
APPROVED BUDGET                                            $516,854
Fee                                                        $ 12,505
TOTAL FEDERAL AWARD AMOUNT                                 $529,359
                                                            529,359


Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project, is as follows.


03     $335,698


FISCAL INFORMATION:
CFDA Number:    93.856
EIN:   ll33864870Al
Document Number: R4AI46828B
IC/  CAN   /     FY2002         /       FY2003
AI/8425730 /     529,359        /       335,698


NIH ADMINISTRATIVE DATA:
PCC: M36 / OC: 4l.4B /Processed: MERCOGL 020514 0940


SECTION II - PAYMENT/HOTLINE INFORMATION - 2 R44 A146828-02

For Payment and HHS Office of Inspector General Hotline Information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III - TERMS AND CONDITIONS - 2 R44 A146828-02

      This award is based on the application submitted to, and as approved by, the NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Grant Award.
b. The restrictions on the expenditure of federal funds in appropriations acts, to the extent those restrictions are pertinent to the award.
c. 45 CFR Part 74 or 45 CFR Part 92 as applicable.
d. The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(see NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

An unobligated balance may be carried over into the next budget period without Grants Management Officer prior approval.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

Treatment of Program Income:
Additional Costs


The NIAID is pleased that investigators are submitting investigator-initiated applications to conduct exciting and important clinical research on the wide variety of infectious diseases and infectious agents of interest to the Division of Microbiology and Infectious Diseases. The NIAID supports clinical trials and research through grants, such as the application that you have submitted, as well as other funding mechanisms. The NIAID also has oversight responsibilities to ensure compliance with government regulations and facilitate the safety of participants in these studies. To assist us in this process, any funded applications for clinical trials will contain within the Notice of Grant Award, a clear outline of your responsibilities. Acceptance of the competing grant award, as referenced above, will constitute agreement with these additional Terms of Award. http://www.niaid.nih.gov/ncn/pdf/clinterm.pdf

Briefly, as a condition of award and before the initiation of any/each planned clinical study, you are required to submit to your program officer the following information:
a) A copy of the protocol
b) The proposed informed consent form. You may want to use the model developed by the NCI (URL:
http://cancertrials.nci.nih.gov/researchers/safeguards/consent/template.html)
c) A plan for monitoring the safety of study subjects
d) A plan for serious adverse event reporting, if applicable

Division staff members are available to assist with various aspects of protocol development, particularly in the areas of informed consent, site monitoring, and adverse events monitoring methods. We also welcome pre-enrollment meetings to discuss details of the study.

If we can be of further assistance, please contact your Program Administrator or your Grants Management Officer, their names are listed below.

PAYMENT INFORMATION: The awardee organization will receive information and forms from the Payment Management System of the Department of Health and Human Services regarding requests for cash, manners of payment, and associated reporting requirements. Payment may be made on a cost-reimbursement or advance basis. Cost reimbursements may be requested monthly, quarterly, or at other periodic intervals. Advance payments may be requested on a monthly basis only. The telephone number for the Payment Management System Office is (301) 443-1660.

The total fixed fee for your Phase II project is $20,436 and is included in the maximum allowable total costs. This fee is incrementally funded proportionately for each budget period. $12,505 are allotted for payment of fixed fee for the budget period covered by this Notice of Grant Award. Additional funds for the remainder of the total fixed fee are intended to be allotted by a future Notice(s) of Grant Award, and is reflected in the future year total cost commitment base on this Notice of Grant Award. Unless and until such future Notice(s) of Grant Award is (are) issued, the Government will not be obligated to reimburse the grantee organization for more than the funds currently allotted for payment of the fixed fee. An adjustment of the fee will be made in the event the grant is terminated or future support is withheld. The fee allotted under this Notice of Grant Award is to be drawn down from the BBS Payment System in increments proportionate to the draw down of funds for costs.

When purchasing equipment or products under this SBIR award, the grantee shall use only American-made items whenever possible.

Intellectual property rights: Normally, the awardee organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 6701 Rockledge Drive, MSC 7750, Bethesda, MD 20892-7750, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site (www.iedison.gov) which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the Government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that patent application.

Allowable costs conducted by for-profit organizations will be determined by applying the cost principles of Contracts with Commercial Organizations set forth in 48 CFR, Subpart 31.2.




Marissa A Miller, Program Official
Phone: 301-496-7728 Email: mm459k@nih.gov

Theresa Mercogliano, Grants Specialist



SPREADSHEET
GRANT NUMBER: 2 R44 A146828-02
P.1.:  HRUBY, DENNIS E
INSTITUTION:   SIGA TECHNOLOGIES, INC.


                                   YEAR 02     YEAR 03
                                   =======     =======
Salaries and Wages                  75,695      92,213
Personnel Costs                     75,695      92,213
Equipment                          105,265
Supplies                            23,128      52,115
Consortium/Contractual Cost        212,730     120,000

TOTAL FEDERAL DC                   416,818     264,328
TOTAL FEDERAL F&A                  100,036      63,439
TOTAL COST                         516,854     327,767

                                   YEAR 02     YEAR 03
                                   =======     =======
F&A Cost Rate 1                      24.00%      24.00%
F&A Cost Base 1                    416,818     264,328
F&A Costs 1                        100,036      63,439



FEE                                 12,505       7,931